UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      February 17, 2011

Blue Ridge Real Estate Company
Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

	0-28-44 (Blue Ridge)	24-0854342 (Blue Ridge)
Pennsylvania (State or Other Jurisdiction of Incorporation)	0-28-43 (Big Boulder) (Commission File Number)	24-0822326 (Big Boulder) (I.R.S. Employer Identification No.)

P. O. Box 707, Route 940 and Moseywood Road, Blakeslee, Pennsylvania (Address of Principal Executive Offices)	18610-0707 (Zip Code)

(570) 443-8433
(Registrant’s telephone number, including area code)

Not Applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On February 17, 2011, Blue Ridge Real Estate Company (the “Company”) and The Conservation Fund (the “Purchaser”) entered into an Agreement of Sale (referred to as the “Phase 3 Agreement”) for raw land owned by the Company. Under the Phase 3 Agreement, the Company has agreed to sell the Purchaser land located in Thornhurst Township, Lackawanna County, Pennsylvania, consisting of approximately 376 acres (the “Property”), for a purchase price of $1,600,000, $5,000 of which is payable by the Purchaser as a deposit within five business days of the effective date of the Phase 3 Agreement, and the remainder of which is payable to the Company at the closing.  As set forth in the Phase 3 Agreement, the Company will retain gas and oil rights on the Property from closing through December 31, 2031.

     Pursuant to the terms of the Phase 3 Agreement, the Purchaser has until August 16, 2011 to perform any due diligence it deems necessary to satisfy itself as to the feasibility of proceeding with its acquisition of the Property (the “Inspection Period”). The Phase 3 Agreement further provides that the closing for the sale of the Property take place on or before 30 days following the expiration of the Inspection Period. If the Purchaser determines for any reason that it is not feasible to proceed with the acquisition of the Property, the Purchaser may notify the Seller in writing prior to the expiration of the Inspection Period and the Phase 3 Agreement will be considered null and void and the $5,000 deposit will be returned to the Purchaser

     The Phase 3 Agreement contains customary representations and warranties, as well as standard closing conditions.

     The Company intends to use the proceeds of this land sale to pay down debt.

     The foregoing is a summary description of certain terms of the Phase 3 Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Phase 3 Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. All readers are encouraged to read the entire text of the Phase 3 Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1

Agreement of Sale, Phase 3, dated February 17, 2011 between Blue Ridge Real Estate Company and The Conservation Fund for the purchase of 376 acres located in Thornhurst Township, Lackawanna County, Pennsylvania.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: February 18, 2011	By:	/s/ Eldon D. Dietterick

	Name:	Eldon D. Dietterick
	Title:	Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Agreement of Sale, Phase 3, dated February 17, 2011 between Blue Ridge Real Estate Company and The Conservation Fund for the purchase of 376 acres located in Thornhurst Township, Lackawanna County, Pennsylvania.